a

As filed with the U.S. Securities and Exchange Commission on May 29, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MRV COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311
(Address of Registrants Principal Executive Offices) (Zip Code)

MRV Communications, Inc. 2015 Long-Term Incentive Plan
(Full Title of the Plan)

Stephen G. Krulik
Chief Financial Officer
20415 Nordhoff Street
Chatsworth, CA 91311
(Name and Address of Agent For Service)
(818) 773-0900
(Telephone Number, Including Area Code of Agent For Service)

Copy to:
Steven Suzzan, Esq.
Norton Rose Fulbright US LLP
666 Fifth Avenue
New York, New York 10103
(212) 318-3092

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.0017 par value per share	1,150,000(1)	$9.58(2)	$11,017,000(2)	$1281.00

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)
Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices reported on Nasdaq Global Market of the Common Stock on May 28, 2015.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants in the MRV Communications, Inc. 2015 Long-Term Incentive Plan, as specified in Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by MRV Communications, Inc. (the “Company”), are incorporated in this Registration Statement by reference:
(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 16, 2015;
(b) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 7, 2015;
(c) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year ended December 31, 2014, including but not limited to the Current Reports on Form 8-K filed on January 13, March 10, and May 7, 2015; and

(d) the description of the Company’s Common Stock, par value $0.0017 per share, as contained in a registration statement on Form 8-A filed on March 18, 2014 including any amendment or report filed for the purpose of updating such description.
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not applicable.

Item 6.	Indemnification of Directors and Officers.

In accordance with Section 102(b)(7) of the Delaware General Corporation Law (the “Law”), the Company’s Certificate of Incorporation, as amended, provides that a director shall not be personally liable to the Company or to the stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of (iii) under Section 174 of the Law, or (iv) for any transaction from which the director derived an improper personal benefit.
The Company’s Bylaws (the “Bylaws”) provide that, subject to very limited exceptions, the Company shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals (but excluding any such action, suit or proceeding by or in the right of the Company), by reason of the fact that such person is or was a director or executive officer of the Company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct in question was unlawful.

The Bylaws also require the Company, to the full extent legally permissible, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including appeals, by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such person is or was a director or executive officer of the Company, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
The Bylaws require the Company to advance to its directors and officers in connection with a legal proceeding if such person, to the extent required by law, undertakes to repay such amount in the event that it is ultimately determined that such person is not entitled to indemnification. The indemnification and advancement of expenses provided by the Bylaws are not exclusive of any other rights to which a director or officer may be entitled. The Company’s Board of Directors may, by general vote or by vote pertaining to a specific officer, authorize indemnification of the Corporation’s officers who are not executive officers, which may or may not be in the same manner and to the same extent provided above. Upon resolution passed by the Company’s Board of Directors, the Company may purchase and maintain insurance on behalf of any person who is or was a director or officer.

Item 7.	Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits.
See accompanying Exhibit Index for a list of Exhibits to this Registration Statement.

Item 9.	Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on May 29, 2015.

MRV COMMUNICATIONS, INC.

By:	/s/ Mark J. Bonney
Mark J. Bonney
President, Chief Executive Officer and
Director
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark J. Bonney and Stephen G. Krulik, and each of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Mark J. Bonney	President, Chief Executive Officer, and Director	May 29, 2015
Mark J. Bonney	(Principal Executive Officer)

/s/ Stephen G. Krulik	Chief Financial Officer	May 29, 2015
Stephen G. Krulik	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kenneth H. Traub	Chairman of the Board and Director	May 29, 2015
Kenneth H. Traub

/s/ Robert M. Pons	Vice-Chairman of the Board and Director	May 29, 2015
Robert M. Pons

/s/ Jeannie H. Diefenderfer	Director	May 29, 2015
Jeannie H. Diefenderfer

/s/ Matthew Stecker	Director	May 29, 2015
Matthew Stecker

EXHIBIT INDEX TO
FORM S-8
MRV Communications, Inc.

Exhibit Number	Description
4.1	Amended and Restated Bylaws of MRV Communications, Inc. as amended through November 5, 2014 (incorporated by reference from Exhibit 3.1 of Form 10-Q for the quarter ended September 30, 2014)
5.1	Opinion of Norton Rose Fulbright US LLP with respect to legality of Common Stock being registered hereby (filed herewith)
10.1
MRV Communications, Inc. 2015 Long-Term Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders, filed on April 10, 2015)

23.1	Consent of Grant Thornton LLP (filed herewith)
23.2	Consent of Ernst & Young LLP (filed herewith)
23.3	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included on signature page to this Registration Statement)